EXHIBIT 11
F&M NATIONAL CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF WEIGHTED AVERAGE SHARES
OUTSTANDING AND EARNINGS PER SHARE - 1995
(in thousands, except per share amounts)

Average shares outstanding - 1995                              15 657

Restatement related to F&M Bank-Potomac acquisition               872(1)

1995 Weighted Average Shares Outstanding                       16,529

Net Income - 1995                                             $23,432

Earnings per shares - 1995                                    $  1.42


(1) On April 6, 1995, the merger with Bank of the Potomac, Inc., was consummated with 872,187 shares of F&M National Corporation common stock being issued. The transaction was accounted for using the pooling-of-interests method of accounting. Accordingly, the shares outstanding have been restated for all reported periods to reflect the acquisition.


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EXHIBIT 11
F&M NATIONAL CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF WEIGHTED AVERAGE SHARES
OUTSTANDING AND EARNINGS PER SHARE - 1994
(in thousands, except per share amounts)


Average shares outstanding - 1994                              12 966

Restatement related to F&M Bank-Peoples acquisition             1 193(1)

Restatement related to F&M Bank-Hallmark acquisition            1 107(1)

Restatement related to F&M Bank-Potomac acquisition               872(3)

Stock dividend - 2.5%                                             379(2)

1994 Weighted Average Shares Outstanding                       16 157


Net income - 1994                                             $20 701


Earnings per share - 1994                                     $  1.25


(1) On July 1, 1994, the merger with F&M Bank-Peoples was consummated with 1,193,431 shares of F&M National Corporation common stock being issued. The transaction was accounted for using the pooling-of-interests method of accounting. Accordingly, the shares outstanding have been restated for all reported periods to reflect the acquisition.

         Additionally, on July 1, 1994, the merger with F&M Bank-Hallmark was consummated with 1,107,414 shares of F&M National Corporation common stock being issued. The transaction was accounted for using the pooling-of-interests method of accounting. Accordingly, the shares outstanding have been restated for all reported periods to reflect the acquisition.

(2) Also, the Company paid a 2.5% stock dividend on September 1, 1994, a total of 378,690 shares. Accordingly, the shares outstanding have been restated for all reported period to reflect the stock dividend.

(3)      See description under Exhibit 11 - 1995.



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EXHIBIT 11
F&M NATIONAL CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF WEIGHTED AVERAGE SHARES
OUTSTANDING AND EARNINGS PER SHARE - 1993
(in thousands, except for share amounts)


Average shares outstanding - 1993                                11,907

Restatement related to F&M Bank-Emporia acquisition                 666(1)

Restatement related to F&M Bank-Peoples acquisition               1,193(2)

Restatement related to F&M Bank-Hallmark acquisition              1,107(2)

Restatement related to F&M Bank-Potomac acquisition                 872(2)

Stock dividend - 2.5%                                               379(2)

1993 Weighted Average Shares Outstanding                         16 124

Net income - 1993                                               $18 732

Earnings per share - 1993                                       $  1.16




(1) On September 1, 1993 the merger with F&M Bank-Emporia was consummated with 665,568 shares of F&M National Corporation stock being issued.
         The transaction was accounted for using the pooling-of-interests method of accounting. Accordingly, the shares outstanding have been restated for all reported periods to reflect the acquisition. Additionally, on September 18, 1993, the Corporation purchased substantially all the assets and assumed certain liabilities of Farmers & Merchants National Bank of Hamilton in exchange for 432,989 shares of F&M National Corporation stock.

(2)      See description under Exhibit 11 for 1994.